Project Jesse

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

Confidential

July 14, 1999

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CONFIDENTIAL MATERIAL FOR THE SPECIALC OMMITTEE OF THE BOARD OF DIRECTORS

THE FOLLOWING PAGES CONTAIN MATERIAL PROVIDED TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF MINNESOTA (THE "COMPANY") BY CIBC WORLD MARKETS CORP. ("CIBC WORLD MARKETS") IN CONNECTION WITH THE MANAGEMENT BUYOUT OF THE COMPANY IN CONJUNCTION WITH AND FUNDED BY DLJ MERCHANT BANKING PARTNERS II, L.P. ("DLJMB"). THE ACCOMPANYING MATERIAL WAS COMPILED AND PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE USE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. THE INFORMATION CONTAINED IN THIS MATERIAL WAS OBTAINED FROM THE COMPANY AND OTHER SOURCES. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN PREPARED BY THE MANAGEMENT OF THE COMPANY OR ARE BASED ON SUCH ESTIMATES AND PROJECTIONS, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY OR MAY NOT BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION, WHETHER AS TO THE PAST OR THE FUTURE. THIS MATERIAL WAS NOT PREPARED FOR USE BY READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AS THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND, ACCORDINGLY, NEITHER THE COMPANY NOR CIBC WORLD MARKETS NOR THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR THE ACCOMPANYING MATERIAL WHEN USED BY PERSONS OTHER THAN THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY.

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TABLE OF CONTENTS

1
EXECUTIVE SUMMARY

2
PROCESS OVERVIEW

3
TRANSACTION OVERVIEW

4
FINANCIAL ANALYSIS

5
APPENDIX

A
Detailed Leveraged Buyout Analysis

B
Weighted Average Cost of Capital Analysis

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1  EXECUTIVE SUMMARY

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EXECUTIVE SUMMARY

Review of Minnesota's Current Situation

Minnesota's common stock trades at a discount due to size, cyclicality, dependence on financial print and lack of equity research sponsorship

*
Minnesota's common stock currently trades at a discount to other publicly traded printing companies

*
CIBC believes the reasons for low trading multiples include:

•
Small size relative to the other major printing companies

•
Concentration in financial printing exposes the Company to the cyclicality of the financial markets

•
No analyst research coverage

•
Thinly traded stock with average daily volume of approximately 36,000 shares

*
Within the financial printing industry, Minnesota is third in terms of market share compared to its competitors

*
Minnesota's growth has been dependent upon demand for printed financial documents and acquisitions of complementary businesses, technologies and product lines

*
The Company has borrowing capacity for growth

*
Current trading multiples make the Company's stock an inefficient currency for acquisitions

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EXECUTIVE SUMMARY

Current Market Events

Recent market events may indicate softness in the financial printing market

*
Minnesota's leading financial printing indicators, such as page volumes, have shown softness during the month of June suggesting a weak second half of 1999

*
Minnesota's financial printing and ICS (mutual fund reports) division have shown the most weakness

*
As a result of current market conditions, Minnesota's management reduced their Q2 EPS forecast as of June 18th, from $0.57 to $0.53. Notwithstanding, management has not reduced their full year EPS forecast

*
Other financial printers are being affected by the softness in financial printing due to:

•
A decrease in the anticipated number IPOs in the second half of 1999

•
A decrease in margins in the financial printing sector

*
In July 1999, CIBC World Markets' Publishing & Printing Services research analyst, Rudy Hokanson, reduced Bowne's EPS estimates by 19% in 1999 and 14% in 2000 due mainly to the financial printing outlook

*
Recent M&A activity

•
Thomas H. Lee & Evercore Capital Partners/Big Flower Holdings, Inc.

•
Total consideration of $35.25 per share represents approximately an 11% premium over Big Flower's 30-day average trading price of $31.79

•
Quebecor Printing Inc./World Color Press, Inc.

•
Total consideration of $36.09 per share represents approximately a 36% premium over World Color's 30-day average trading price of $26.50

*
DLJMB's offer of $22.00 per share represents approximately a 43% premium over Minnesota's 30-day average trading price of $15.37

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EXECUTIVE SUMMARY

Overview of Historical and Projected Financial Results

(Fiscal year ended January 31, 1999, LTM figures as of May 31, 1999; dollars in millions)

The Company experienced solid growth and stable margins over the past several years

Sales [GRAPH]	EBITDA [GRAPH]
EBIT [GRAPH]	Net Income [GRAPH]

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EXECUTIVE SUMMARY

Peer Comparison
(Figures in millions, except ratios and analyst coverage)

Minnesota's smaller size, dependence on financial printing and lack of analyst coverage could account for its low trading multiples

	Minnesota		Banta BNTA		Big Flower BGF(1)		Bowne BNE		Donnelly DNY		Quebecor PRW		World Color WRC(2)
Latest Twelve Month (LTM) Operating Statistics:
Sales	$587.7		$1,314.3		$1,776.1		$871.9		$5,024.7		$3,836.8		$2,412.3
EBITDA	73.3		162.5		230.5		96.3		859.2		552.1		363.9
EBIT	52.1		95.6		140.6		49.6		492.2		307.4		219.6
Net Income	26.1		51.6		39.6		22.4		254.4		166.2		74.6
EBITDA Margin	12.5%		12.4%		13.0%		11.0%		17.1%		14.4%		15.1%
EBIT Margin	8.9%		7.3%		7.9%		5.7%		9.8%		8.0%		9.1%
Net Margin	4.4%		3.9%		2.2%		2.6%		5.1%		4.3%		3.1%
Net Debt / EBITDA	1.5	x	0.8	x	4.2	x	0.9	x	1.3	x	2.2	x	3.1	x
Financial:
Market Capitalization	$278.8		$671.6		$689.5		$502.5		$4,531.7		$2,803.1		$1,139.2
Net Debt	108.2		133.1		976.5		86.6		1,150.4		1,241.9		1,138.7
Firm Value	387.0		804.7		1,666.0		589.1		5,682.1		4,045.0		2,277.9
Shares Outstanding	16.4		29.5		21.0		37.1		131.6		116.8		39.8
Average Weekly Volume	0.3		0.4		1.3		0.5		1.5		0.7		0.6
Analyst Coverage	0		2		6		3		7		13		9

(1)
Market capitalization as of June 25, 1999, 4 days prior to recapitalization transaction with financial sponsor.
(2)
Market capitalization as of July 7, 1989, 5 days prior to announcement of acquisition by Quebecor Printing.

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EXECUTIVE SUMMARY

Comparable Company Trading Multiple Comparison(1)

Minnesota currently trades below its peers on all valuation metrics

Equity Value/LTM Earnings [GRAPH]	Firm Value/LTM Revenue [GRAPH]
Firm Value/LTM EBIT [GRAPH]	Firm Value/LTM EBITDA [GRAPH]

(1)
Averages exclude Minnesota and outliers.

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EXECUTIVE SUMMARY

Comparable Company LTM Financial Performance(1)

The Company's operating performance is comparable to that of its peers

Sales [GRAPH]	LTM EBITDA Margin [GRAPH]
LTM EBIT Margin [GRAPH]	LTM Net Margin [GRAPH]

(1)
Averages exclude Minnesota and outliers.

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EXECUTIVE SUMMARY

Minnesota Price / Volume Graph
(July 14, 1998—July 14, 1999)

Over the past six months, the share price of Minnesota has not been above $19.31

Minnesota Price / Volume

     [GRAPH]

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EXECUTIVE SUMMARY

Minnesota Historical Price/Earnings Ratio Graph
(July 1, 1997—July 1, 1999)

Since July 1, 1997, Minnesota has traded at an average P/E Multiple of 12.1x.

Minnesota Historical Price/Earnings Ratio

     [GRAPH]

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EXECUTIVE SUMMARY

Minnesota Peer Comparison(1)
(July 14, 1998—July 14, 1999)

Minnesota's stock has underperformed the S&P Index and an index of comparable companies

Minnesota Peer Comparison

     [GRAPH]

(1)
Comparable Company Index includes Banta Corporation, Big Flower Holdings, Bowne & Co., R.R. Donnelley, Quebecor Printing and World Color Press.

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EXECUTIVE SUMMARY

Minnesota Volume Distribution Analysis(1)
(July 14, 1998—July 14, 1999)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

$12.00-$13.00	0.7%
$13.00-$14.00	5.0%
$14.00-$15.00	25.4%
$15.00-$16.00	14.6%
$16.00-$17.00	10.8%
$17.00-$18.00	7.3%
$18.00-$19.00	2.0%
$19.00-$20.00	3.6%
$20.00-$21.00	2.3%
$21.00-$22.00	1.6%
$22.00-$23.00	0.4%
$23.00-$24.00	3.1%
$24.00-$25.00	0.6%

(1)
12.4 million shares, representing 77.3% of Minnesota's total shares outstanding, were traded from July 14, 1998 to July 14, 1999.

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EXECUTIVE SUMMARY

Shareholder Profile Analysis

John Castro, the CEO, currently owns approximately 12% of the shares

Institutional Holders

Institutional Holders	Shares	Percent	Cumulative Percent

First Pacific Advisors, Inc.	1,074,700	6.68%	6.66%
Mairs and Powers Growth Fund, Inc.	965,000	5.98%	12.65%
US Bancorp	797,440	4.95%	17.59%
Neumeier Investment Counsel	595,800	3.69%	21.29%
AXA Rosenberg Investment Management LLC	522,600	3.24%	24.53%
PIMCO Advisors	464,200	2.88%	27.41%
Barclays Bank Plc	454,600	2.82%	30.23%
Gruber & McBaine Capital Management	423,500	2.63%	32.85%
J. & W. Seligman & Co.	413,325	2.56%	35.42%
Royce & Associates, Inc.	412,400	2.56%	37.98%
Citigroup Inc.	308,100	1.91%	39.89%
Southern Farm Bureau Life Insurance	277,690	1.72%	41.61%
Woodland Partners LLC	250,000	1.55%	43.16%
California Public Employee Ret. System	236,600	1.47%	44.63%
Thompson, Plumb & Associates, Inc.	228,200	1.42%	46.04%
Norwest Bank—Minnesota N.A.	214,525	1.33%	47.37%
Mellon Bank Corporation	212,274	1.32%	48.69%
David L. Babson & Co., Inc.	192,100	1.19%	49.88%
Brandywine Asset Management	172,400	1.07%	50.95%
The Vanguard Group	158,800	0.98%	51.93%
KPM Investment Management, Inc.	153,800	0.95%	52.89%
Dimensional Fund Advisors, Inc.	152,000	0.94%	53.83%
BPI Capital Management, Inc.	148,100	0.92%	54.75%
Invista Capital Management, Inc.	134,600	0.83%	55.58%
Other Institutional Holders	2,927,728	18.16%	73.74%

Total Institutional Ownership	11,890,482	73.74%	73.74%

Insider Ownership

Insiders(1)	Shares	Percent
John W. Castro	1,956,640	12.13%
Rick R. Atterbury	373,290	2.31%
Robert F. Nienhouse	271,647	1.68%
Richard G. Lareau	137,581	0.85%
Paul Miller	78,505	0.49%
Ronald N. Hoge	37,681	0.23%
All other insiders	214,558	1.33%

Total insiders	3,069,902	19.04%

Distribution Summary

	Shares	Percent
Institutional Holders (excl. 5% holders)	9,850,782	61.09%
5% Institutional Holders	2,039,700	12.65%
Insider Ownership	3,069,902	19.04%
Retail	1,164,737	7.22%

Total Shares Outstanding	16,125,121	100.00%

[PIE GRAPH]

Source: CDA Spectrum (12/31/98) and Proxy dated 5/1/98.

(1)
The amounts shown include options exercisable within 60 days.

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2  PROCESS OVERVIEW

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PROCESS OVERVIEW

Overview of the Process

CIBC World Markets has been working with the Special Committee since May 24, 1999

Date	Event
May 24, 1999	• CIBC World Markets presents to the Special Committee of Minnesota its credentials, potential services to be performed and a preliminary list of potential strategic and financial buyers
May 27, 1999
•  CIBC World Markets receives management's internal financial projections, as well as other confidential financial information
• CIBC World Markets is advised by counsel that Company A and Company B will likely be excluded from purchasing Minnesota due to anti-trust concerns
May 28, 1999	• CIBC World Markets presents to the Special Committee a list of the six most likely strategic buyers, as well as a short list of potential financial buyers
June 2/3, 1999	• CIBC World Markets meets with the management of Minnesota to discuss the Company's financial projections and market condititons
June 8, 1999	• CIBC World Markets presents to the Special Committee a preliminary financial analysis of Minnesota based on the financial information received from management
June 11, 1999	• CIBC World Markets receives a proposal from DLJ. Initial indication of price is $19.00 cash per share. Special Committee, with the advice of CIBC World Markets, rejects the offer as inadequate

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PROCESS OVERVIEW

Overview of the Process

CIBC World Markets' market test resulted in limited interest from strategic buyers

Date	Event
June 15, 1999	•	CIBC World Markets advises the Special Committee of its strategic alternatives including:
		—	Do nothing (continue to execute Minnesota's strategic plan)
		—	Negotiate with DLJ
		—	Conduct a formal market test
		—	Approach other financial buyers
		—	Public announcement stating that management is considering taking the Company private
June 16, 1999	•
The Special Committee decides to conduct a limited confidential market test of strategic buyers and authorizes CIBC World Markets to contact Company C on a confidential basis regarding a potential transaction with Minnesota
June 17, 1999	•
Company C expressed that they were not interested in pursuing the opportunity due to concern over the cyclical nature of the financial printing business and the pursuit of other acquisition opportunities
June 18, 1999	•	DLJ increases its proposal to $21.00 cash per share
June 21—June 23, 1999	•	The Special Committee authorizes CIBC World Markets to contact five other potential strategic buyers including:
		—	Company D
		—	Company E
		—	Company F
		—	Company G
		—	Company H

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PROCESS OVERVIEW

Overview of the Process

DLJ agrees to the deal terms of the Special Committee and to increase their offer to $22.00 cash per share

Date	Event
June 23—June 25, 1999	•	The Special Committee request DLJ to submit a formal written proposal including terms of financing and such proposal is received
Week of June 28	•
CIBC World Markets contacts Company D, Company G and Company H, all authorized strategic buyers. Company G and Company H did not express interest in pursuing a transaction with Minnesota. Company D expressed preliminary interest, but was unable to confirm whether they wished to pursue, and if so, at what proposed valuation and terms. CIBC World Markets had yet to hear a response from:
		—	Company E
		—	Company F
July 1, 1999	•	The Special Committee formally responds to the offer presented by DLJ with a request for $23.00 per share
Week of July 5, 1999	•	Company F formally responds that they are not interested in pursuing the opportunity
	•	Company E expresses preliminary interest, but is unable to confirm whether they wish to pursue, and if so, at what proposed valuation and terms
	•	Negotiations occur between the Special Committee and DLJ regarding DLJ's proposal. DLJ responds with an offer of $21.25 per share which is refused by the Special Committee
July 11, 1999	•	The Special Committee responds to DLJ with a "Take it or leave it" proposal at $22.00
•
The structure of the transaction is changed from a two step cash tender offer to a one step merger in order to allow for reduced transaction expenses (incl. time value of money) and recapitalization accounting
	•	DLJ and Special Committee agree on major terms

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3  TRANSACTION OVERVIEW

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TRANSACTION OVERVIEW

Key Transaction Terms

DLJ will offer to purchase all of the outstanding shares of Minnesota for $22.00 per share

Transaction

  •
  $22.00 cash per share for all non "Roll Over" Shares

  •
  The transaction will be a leveraged recapitalization led by DLJ Merchant Banking Partners II, L.P. ("DLJMB") and management

  •
  The transaction will qualify as a Rule 13e-3 "going private" transaction under the Securities Exchange Act

Conditions

  •
  DLJMB obtains all relevant financing required to complete the transaction

  •
  Board Approval

  •
  Shareholder Approval

  •
  Other customary closing conditions

  •
  All governmental and HSR filings shall have been completed and there is no law or regulation which prohibits the merger

  •
  There shall have been no change in the SEC's accounting policies which would affect the ability of DLJMB to record the transaction as a "recapitalization"

Termination

    The agreement may be terminated:

  •
  by either party if the other party breaches, in any material respect, any of its obligations or any of its representations and warranties

  •
  if the Board of Directors of the Company withdraws or modifies its recommendation to stockholders

  •
  if the requisite shareholders' approval is not obtained

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TRANSACTION OVERVIEW

Key Transaction Terms

"No Shop" Provision

  •
  The Company may not initiate any action (including the disclosure of non-public information) to solicit any proposals by third parties to acquire the Company

  •
  The Special Committee, if it deems it must do so to fulfill its fiduciary responsibility, may furnish non-public information or enter into negotiations with any person in connection with an unsolicited proposal to acquire the Company deemed to be a Superior Proposal

Financing Terms

  •
  DLJMB will fund the acquisition with a combination of a revolving credit facility, a term loan facility and senior subordinated notes

  •
  DLJMB expects to issue the senior subordinated notes through a public offering or 144A private placement

  •
  Senior subordinated bridge notes will be used to back stop the senior subordinated notes

  •
  The financing commitments are subject to the absence of a material adverse change in the conditions of the business and conditions in the capital markets

Break-Up Fees

  •
  The Company will pay $12 million (including expenses), if a Superior Proposal results in the consummation of a transaction within 12 months of specified terminations of the Merger Agreement

  •
  DLJMB investors have committed to fund the Merger Sub with $12 million in the event the Company files a lawsuit alleging breach of the Merger Agreement

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TRANSACTION OVERVIEW

Key Transaction Terms

Management Participation

  •
  John Castro, the CEO of Minnesota, will roll-over 100% of the shares he currently owns

  •
  Rick Atterbury will also roll-over a portion of his shares

  •
  Post closing, the management team will own approximately 49% of the equity of the Company

Treatment of Options

    All outstanding options will be cancelled by the Company and each holder shall receive an amount in cash equal to the positive difference, if any, between the offer price per share and the exercise price per share

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TRANSACTION OVERVIEW

Transaction Sources & Uses and Multiple Analysis
(Figures in thousands, except share and multiple data)

A $22.00 per share bid represents 6.7x LTM EBITDA

Estimated Sources of Funds

Term Loan A	60.0
Term Loan B	138.2
Bridge Loan / High Yield	190.0
Equity Sponsor	148.6

Total Sources of Funds	$536.8

Estimated Uses of Funds

Purchase of Minnesota Common Equity	$384.8
Existing Minnesota Current Debt	77.0
Existing Minnesota Long Term Debt	39.4
Fees and Expenses	25.0
Management Agreement	10.6

Total Uses of Funds	$536.8

Transaction Value

Fully Diluted Shares(1)	17,489
Offer Price Per Share	$22.00

Equity Value	$384,758
Net Debt(2)	$108,230

Enterprise Value	$492,988

Methodologies

	LTM	2000
Enterprise Value / Revenues	0.8x	—
Enterprise Value / EBITDA	6.7x	—
Enterprise Value / EBIT	9.5x	—
Equity Value / Net Income(3)	14.7x	13.3x

(1)
Assumes fully diluted shares as of April 30, 1999 of 16.4 million plus the addition of 1.1 million options (based on the treasury method assuming a $22.00 purchase price).
(2)
As of May 31, 1999.
(3)
2000 EPS forecast as per Dain Rauscher research report dated May 17, 1999.

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4  FINANCIAL ANALYSIS

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FINANCIAL ANALYSIS

Financial Overview

CIBC World Markets' analysis is based on three primary valuation methodologies as well as other indicators of value

*
CIBC World Markets ("CIBC") has reviewed and performed our analysis based on historical public data and the information provided to us by the management of Minnesota

*
Our analysis is focused on the following three valuation methodologies:

•
Comparable public companies analysis

•
Precedent transactions analysis

•
Discounted cash flow analysis

*
Additionally, we have reviewed two other indications of value including:

•
Leveraged buyout analysis

•
52-week trading range

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FINANCIAL ANALYSIS

Financial Forecasts
(Figures in millions)

The projections prepared by management appear aggressive

     Minnesota Income Statement
(Fiscal year ended January 31)

	Actual			Minnesota Management Projections
	1998	1999	LTM(1)	2000	2001	2002	2003	2004
Revenue	$459.5	$509.5	$587.7	$629.4	$697.5	$769.6	$862.6	$967.6
Cost of Goods Sold	280.4	314.1	375.1	389.8	430.6	479.0	540.3	610.2

Gross Profit	179.1	195.4	212.6	239.6	266.9	290.6	322.3	357.4
Gross Margin	39.0%	38.4%	36.2%	38.1%	38.3%	37.8%	37.4%	36.9%
SG&A	114.1	125.3	139.4	155.6	165.8	177.1	190.2	205.1

EBITDA	65.0	70.1	73.3	84.0	101.1	113.5	132.1	152.3
EBITDA Margin	14.1%	13.8%	12.5%	13.4%	14.5%	14.7%	15.3%	15.7%
Depreciation	11.1	12.4	15.8	16.1	17.7	19.9	22.4	25.5
Amortization	3.9	5.3	5.4	5.7	5.7	5.7	5.7	5.7

Operating Income	50.0	52.4	52.1	62.2	77.7	87.9	104.0	121.1
Interest Expense	4.3	4.0	5.9
Other Non-Operating Expenses	(0.8)	(0.4)	(0.2)

Pretax Income	46.5	48.8	46.3
Net Income	$26.1	$27.6	$26.1

(1)
Pro forma for the acquisition of Daniels Printing, which was acquired on April 14, 1999.

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FINANCIAL ANALYSIS

Divisional Breakdown
(Figures in millions, except CAGR)

Over the next five years, management projections assume that revenues and EBITDA grow at a CAGR of 14% and 17%, respectively.

*
The financial printing segment which represented 50% of consolidated revenue in 1999, and 76% of operating income, is expected to remain flat, as gains in international markets are offset by declines in U.S. transactional financial printing

*
A substantial portion of Minnesota's revenue growth is expected from smaller operating segments

•
The ICS group is forecast to grow revenue by 20% a year and increase its EBITDA margins by 5.5% from fiscal 2000 to fiscal 2004

•
The Document Management Services and Managed Communication groups are also forecast to have substantial increases in revenues and EBITDA

    Divisonal Breakdown—Revenue & EBITDA(1)

Division	1999 Revenue	2004 Revenue	5 Year CAGR	1999 EBITDA	EBITDA Margin	2004 EBITDA	EBITDA Margin	5 year CAGR
Financial Printing	$256.3	$250.6	NM	$44.8	17.5%	$39.2	15.6%	NM
ICS (Mutual Funds)	101.5	263.0	21.0%	10.3	10.1%	39.8	15.1%	31.0%
Print Group	8.2	5.9	NM	9.4	114.6%	14.2	240.7%	8.6%
Document Management Services	63.0	152.8	19.4%	0.0	NM	20.8	13.6%	NM
Managed Communications	80.5	186.6	18.3%	4.4	5.5%	21.4	11.5%	37.2%
Daniels	0.0	108.7	NM	0.0	NM	16.9	15.5%	NM

Total	$509.5	$967.6	13.7%	$68.9	13.5%	$152.3	15.7%	17.2%

(1)
As per Minnesota management.

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FINANCIAL ANALYSIS

Valuation Summary

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	low	range	high
Comparable Public Companies Analysis	$18.20	$8.80	$27.00
Precedent Transactions Analysis	$18.00	$13.80	$31.80
Discounted Cash Flow Analysis(1)	$29.53	$9.42	$38.95
Leveraged Buyout Analysis (2)	$21.58	$3.13	$24.71
52-Week Trading Range	$12.06	$12.69	$24.75
Offer Price	$22.00	$0.00	$22.00

(1)
Based on management projections.
(2)
The LBO purchase price range represents the purchase prices at which an equity investor would receive a five-year return of approximately 35% to 45%.

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FINANCIAL ANALYSIS

Valuation Summary Detail
(Figures in millions, except per share data)

Comparable Public Company Analysis
		Adjusted Multiple Range(8)								Per Share Amount(3)
						Enterprise Value		Equity Value(2)
	Financial Statistic(1)
		Low		High		Low	High	Low	High	Low	High
LTM Revenues	$587.7	0.6	x	1.1	x	$352.6	$646.4	$244.4	$538.2	$14.90	$32.82
LTM EBITDA	73.3	5.0		7.3		366.3	534.8	$258.1	$426.6	15.74	26.01
LTM EBIT(7)	52.1	8.4		13.2		437.2	687.1	$329.0	$578.9	20.06	35.30
LTM Net Income	$26.1	13.0		17.8		—	—	339.3	464.5	20.69	28.33
2000E Fiscal Year Fully Diluted E.P.S.(6)	$1.65	11.1		16.2		—	—	305.9	446.4	18.32	26.73
Range(4)										$18.20	$27.00
Precedent Transaction Analysis
		Adjusted Multiple Range(8)								Per Share Amount(3)
						Enterprise Value		Equity Value(2)
	Financial Statistic(1)
		Low		High		Low	High	Low	High	Low	High
LTM Revenues	$587.7	0.5	x	1.2	x	$293.8	$705.2	$185.6	$597.0	$11.32	$36.40
LTM EBITDA	73.3	5.5		8.6		402.9	630.0	294.7	521.8	17.97	31.82
LTM EBIT(7)	52.1	7.9		16.9		411.2	879.7	303.0	771.5	18.48	47.04
Range(5)										$18.00	$31.80
Discounted Cash Flow Analysis(6)
	EBITDA Exit Multiple						Per Share Amount(3)
					Equity Value(2)
Discount Rate
	Low		High		Low	High	Low	High
15.0%	5.5	x	7.5	x	$505.4	$665.9	$30.82	$40.61
16.0%	5.5	x	7.5	x	484.0	638.3	29.51	38.92
17.0%	5.5	x	7.5	x	463.6	611.9	28.27	37.31
Range(5)							$29.53	$38.95

(1)
LTM for Minnesota as of May 31, 1999; pro forma for recent acquisitions.
(2)
Net debt of $108.2 million as of May 31, 1999.
(3)
Fully diluted shares of 16.4 million as of April 30, 1999.
(4)
Range based on the average of EBITDA and earnings multiples.
(5)
Range based on EBITDA multiples.
(6)
As per Dain Rauscher research report dated May 17, 1999.
(7)
EBIT multiples are excluded from valuation range since Minnesota owns less depreciable printing assets than its peers.
(8)
Excludes outliers.

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FINANCIAL ANALYSIS

Comparable Public Companies Analysis
(Figures in thousands, except per share and multiple data)

The following table highlights the trading multiples of comparable public companies

			52 Week
		Price @ 07/14/99			Discount to High	Premium to Low
Company(1)	Ticker		High	Low			Equity Value	Firm Value
Minnesota		$17.06	$24.75	$12.06	45.1%	41.5%	$278,805	$387,025

Banta Corporation	BN	$22.75	$31.88	$16.75	40.1%	35.8%	$671,580	$804,729
Big Flower Holdings, Inc.(2)	BGF	32.81	36.19	15.19	10.3%	116.0%	689,480	1,666,013
Bowne & Co., Inc.	BNE	13.56	23.91	10.13	76.3%	34.0%	502,499	589,097
Donnelley (R.R.) & Sons Co.	DNY	34.44	47.25	30.88	37.2%	11.5%	4,531,686	5,682,116
Quebecor Printing Inc.	PRW	24.00	25.06	16.63	4.4%	44.4%	2,803,113	4,044,981
World Color Press, Inc.(3)	WRC	28.63	35.63	20.00	24.5%	43.1%	1,139,166	2,277,895
			P/E Ratio				Firm Value/LTM
	LFY(4) Period	LTM(5) Period
Company(1)			LTM		1999E	2000E	Revenue	EBITDA	EBIT
Minnesota(6)	31-Jan-99	31-May-99	10.5x		10.3x	NA	0.7x	5.3x	7.6x

Banta Corporation	02-Jan-99	03-Apr-99	13.0x		11.1x	9.8x	0.6x	5.0x	8.4x
Big Flower Holdings, Inc.	31-Dec-98	31-Mar-99	17.4x		15.3x	12.9x	0.9x	7.2x	11.9x
Bowne & Co., Inc.	31-Dec-98	31-Mar-99	22.5x	*	14.1x	10.6x	0.7x	6.1x	11.9x
Donnelley (R.R.) & Sons Co.	31-Dec-98	31-Mar-99	17.8x		15.5x	13.9x	1.1x	6.6x	11.5x
Quebecor Printing Inc.	31-Dec-98	31-Mar-99	16.9x		16.2x	14.4x	1.1x	7.3x	13.2x
World Color Press, Inc.	27-Dec-98	28-Mar-99	15.3x		13.4x	11.9x	0.9x	6.3x	10.4x

High			17.8x		16.2x	14.4x	1.1x	7.3x	13.2x
Median			16.9x		14.7x	12.4x	0.9x	6.4x	11.7x
Mean			16.1x		14.3x	12.2x	0.9x	6.4x	11.2x
Low			13.0x		11.1x	9.8x	0.6x	5.0x	8.4x

High, median, mean and low multiples exclude Minnesota.

Excluded multiples indicated with an asterisk (*).

(1)
All financial data excludes one time and non-recurring charges.
(2)
Stock price of June 25, 1999, 4 days prior to recapitalization transaction with financial sponsor.
(3)
Stock price of July 7, 1999, 5 days prior to announcement of acquisition by Quebecor Printing.
(4)
LFY = Last fiscal year for which 10-K has been filed.
(5)
LTM = Last twelve months.
(6)
Results are stated pro forma for acquisitions.

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FINANCIAL ANALYSIS

Precedent Transactions Analysis
(Figures in thousands, except multiple data)

The following table highlights precedent transactions in the printing industry

				Firm Value/LTM
Date Announced
	Target	Acquiror	Firm Value	Revenue		EBITDA		EBIT
7/12/99 (Pending)	World Color Press, Inc.	Quebecor Printing Inc.	$2,782,802	1.2	x	7.6	x	12.7	x
6/29/99 (Pending)	Big Flower Holdings, Inc.	Thomas H. Lee/Evercore Cap. & Mgmt.	1,855,000	1.0		8.0		13.2
2/16/99	The Boston Trade Press, Inc.	Cunningham Graphics International, Inc.	4,824	1.1	*	4.5	*	5.5	*
2/11/99	Communicolor (Division of Standard Register)	R.R. Donnelley & Sons Company	96,910	1.0		7.2		22.5	*
1/13/99	The Workable Company Limited	Cunningham Graphics International, Inc.	12,597	0.9	*	4.2	*	6.8	*
01/16/98	Roda Limited	Cunningham Graphics International, Inc.	12,257	1.8	*	9.8	*	11.1	*
12/13/97	Rapidforms, Inc.	New England Business Service, Inc.	89,406	1.0		7.1		10.0
12/16/97	Judd's Incorporated	PPC Holdings, Inc.	102,000	0.8		7.3		16.9
12/01/97	Western Graphics	Mail-Well Inc.	20,200	0.7		NA		9.5
11/03/97	Graphics Industries	Wallace Computer Services	437,830	1.0		8.6		14.1
09/21/97	Riverside County Publishing Co.	Big Flower Press Holdings, Inc.	105,000	0.8		8.4		14.5
09/15/97	Franklin Division of Brown Printing Co.	Quebecor Printing Corp.	124,990	1.6	*	NA		NA
09/10/97	Data Documents Inc.	Corporate Express Inc.	245,399	1.0		7.4		8.9
07/22/97	Graftek Press, Inc.	BGJ Enterprises, Inc.	39,458	0.7		NA		10.9
02/06/97	Petty Co.	Quebecor Printing Inc.	95,000	NA		NA		NA
01/29/97	Rand McNally Book Services Group	World Color Press, Inc.	155,000	1.0		NA		NA
01/23/97	AmerSig Graphics	Quebecor Printing Inc.	120,000	0.6		NA		NA
12/31/96	Vanier Graphics Corporation	Reynolds & Reynolds	47,211	0.4	*	NA		8.8

Multiples indicated with an asterisk (*) have been excluded as outliers.

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FINANCIAL ANALYSIS

Precedent Transactions Analysis
(Figures in thousands, except multiple data)

				Firm Value/LTM
Date Announced			Firm Value
	Target	Acquiror		Revenue		EBITDA		EBIT
11/14/96	Leigh-Mardon Security Group	American Banknote Corp	95,000	1.2		5.8		7.9
10/04/96	Scanforms, Inc.	Big Flower Press Holdings, Inc.	24,700	0.8	*	3.6	*	4.4	*
06/06/96	Printco	Big Flower Press Holdings, Inc.	50,757	0.6		7.7		18.3	*
06/06/96	Ringer America	World Color Press, Inc.	415,578	0.8		5.8		14.5
05/21/96	Lancaster Press	Cadmus Communications Corp.	55,920	1.0		5.8		8.4
04/15/96	The Corporate Printing Company, Inc.	Merrill Corporation	35,823	0.6		17.5	*	59.5	*
03/29/96	FMC Resource Management	Merrill Corporation	11,400	0.7		NA		12.5
03/19/96	Webcraft Technologies, Inc.	Big Flower Press Holdings, Inc.	187,263	0.6		5.5		9.2
02/07/96	Eagle Lithographing Co.	Quebecor Printing Inc.	7,769	0.4	*	NA		NA
02/01/96	New England Book Components, Inc.	Phoenix Color Corp.	21,500	0.5		6.2		8.0
10/16/95	The Software Factory	Cadmus Communications Corp.	12,829	1.2	*	5.4	*	5.6	*
03/17/95	Northeast Graphics, Inc.	World Color Press, Inc.	94,980	0.9		5.5		8.8
11/08/93	Waverly Press	Cadmus Communications Corp.	20,000	0.4	*	4.0	*	8.9	*
03/01/93	The Alden Printing Company	APC Holding (World Color)	155,500	0.9		6.4		11.2
High				1.2	x	8.6	x	16.9	x
Median				0.6	x	6.8	x	10.5	x
Mean				0.6	x	6.9	x	11.1	x
Low				0.5	x	5.5	x	7.9	x

Multiples indicated with an asterisk (*) have been excluded as outliers.

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FINANCIAL ANALYSIS

Discounted Cash Flow Analysis(1)(2)
(Figures in millions)

Analysis is based on Minnesota's internal forecasts

	Projected
Fiscal Year End 01/31	2000(3)	2001	2002	2003	2004
Revenues	$447.8	$697.5	$769.6	$862.6	$967.6
EBITDA	64.2	101.1	113.5	132.1	152.3
Less: Depreciation and Amortization	(15.5)	(23.4)	(25.6)	(28.1)	(31.2)

EBIT	48.7	77.7	87.9	104.0	121.1
Less: Income Taxes @ 44.5%	(21.7)	(34.6)	(39.1)	(46.3)	(53.9)

Unlevered After-Tax Income	27.0	43.1	48.8	57.7	67.2

Plus: Depreciation and Amortization	15.5	23.4	25.6	28.1	31.2
Less: Capital Expenditures	(14.6)	(18.0)	(18.0)	(18.0)	(18.0)
Less: Working Capital Investment	(3.6)	(7.7)	(8.0)	(10.4)	(11.7)

Free Cash Flow	$24.4	$40.8	$48.4	$57.4	$68.7

	5.5 x EBITDA			6.5 x EBITDA			7.5 x EBITDA
Terminal Value Based on EBITDA Multiple Exit Multiple in Year 5 (2004)
	15.0%	16.0%	17.0%	15.0%	16.0%	17.0%	15.0%	16.0%	17.0%
Discounted Free Cash Flows 2000 - 2004(3)	$172.2	$167.9	$163.8	$172.2	$167.9	$163.8	$172.2	$167.9	$163.8
Discounted Terminal Value	441.4	424.3	407.9	521.7	501.4	482.1	602.0	578.5	556.2

Enterprise Value	613.6	592.2	571.7	693.9	669.3	645.9	774.1	746.5	720.1

Less: Debt, Preferred & Minority Interest @ 05/31/99	(116.5)	(116.5)	(116.5)	(116.5)	(116.5)	(116.5)	(116.5)	(116.5)	(116.5)
Plus: Cash @ 05/31/99	8.3	8.3	8.3	8.3	8.3	8.3	8.3	8.3	8.3

Implied Equity Value	$505.4	$484.0	$463.6	$585.7	$561.1	$537.7	$665.9	$638.3	$611.9

Implied Equity Value Per Share(4)	$30.82	$29.51	$28.27	$35.71	$34.22	$32.79	$40.61	$38.92	$37.31

(1)
Based on management's projections. Projections for 2000 are stated pro forma for recent acquisitions.
(2)
Assumes valuation date of May 31, 1999. See Appendix B for Weighted Average Cost of Capital calulation.
(3)
Fiscal year 2000 numbers represent 8 months of Company projections (June 1, 1999 to January 31, 2000).
(4)
Based on 16.4 million shares outstanding as of April 30, 1999.

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5.  APPENDIX

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    A. Detailed Leveraged Buyout Analysis

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DETAILED LEVERAGED BUYOUT ANALYSIS

Summary of Leveraged Buyout Analysis
(Figures in millions, except per share and multiple data)
Transaction Assumptions

Transaction Date	01/31/30
Goodwill Amortization Period	15.0
Deferred Financing Fees Amortization Period	7.0

Trading Information

	Minnesota
Enterprise Value
	Current		@ Deal
Share Price 7/9/99	$17.06		$22.00
Fully Diluted Shares	16.4		17.5
Equity Market Value	$279.8		$384.8
Plus: Debt, Preferred, MI & Mgmt Agmt	127.1		127.1
Less: Cash	(8.3)		(8.3)

Enterprise Value	$398.6		$503.5
Multiple Analysis
2000 E P/E FYE 01/31	10.3	x	13.3	x
2001 E P/E	7.3		9.4
2000 E EBITDA	4.7		6.0
2001 E EBITDA	3.9		5.0

Debt Capacity Analysis

LTM EBITDA (1)	$73.3
Debt/EBITDA Coverage	5.3	x

Implied Debt Capacity	$388.2

Goodwill Calculation

Purchase Price of Equity	$0.0
Plus: Transaction Costs	0.0
Less: Tangible Book Value of Minnesota	0.0

Total Debt Goodwill	$0.0

Amortization Period (Years)	0.0
Annual Amortization of Transaction Goodwill	$0.0

Equity Sources

	Amount	Ownership
Management	$20.0	13.5%
Roll-over Equity	0.0	0.0%
Financial Sponsor	128.6	86.5%

Total Equity	$148.6	100.0%

Sources and Uses of Funds

Sources of Funds	Amount	Rate	Percent
Term Loan A	$60.0	8.0%	11.2%
Term Loan B	138.2	8.5%	25.7%
Bridge Loan/High Yield	190.0	11.0%	35.4%
Acquisition PIK Preferred	0.0	13.0%	0.0%
Equity Sponsor	148.6		27.7%

Total Sources of Funds	$536.8		100.0%
Uses of Funds
Purchase of Minnesota Common Equity	$384.8		71.7%
Existing Minnesota Current Debt	77.0		14.3%
Existing Minnesota Senior Debt	39.4		7.3%
Fees and Expenses	25.0		4.7%
Management Agreement	10.6		2.0%

Total Uses of Funds	$536.8		100.0%

Equity Sponsor IRR Calculation

EBITDA Multiple	2003	2004	2005
5.5x	41.0%	40.1%	37.5%
6.5x	54.6%	48.6%	43.3%
7.5x	66.1%	55.8%	48.4%

Summary Credit/Leverage Statistics

	1999LTM	1999PF	2000PF	2001	2002
Senior Debt/EBITDA	2.7x	1.8x	2.4x	1.9x	1.6x
Total Debt/EBITDA	5.3x	5.1x	4.6x	3.7x	3.1x
EBITDA/Interest	2.0x	2.1x	2.3x	2.7x	3.2x
(EBITDA-Capex)/Interest	1.6x	1.6x	1.6x	2.2x	2.7x

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DETAILED LEVERAGED BUYOUT ANALYSIS

Pro Forma Income Statement
(Figures in millions)

	Estimated	Projected
	2000 PF	2001	2002	2003	2004	2005
Fiscal Year End 01/31
Sales	$629.4	$697.5	$769.6	$862.6	$967.6	$1,085.4
Cost of Goods Sold	389.8	430.6	479.0	540.3	610.2	684.5

Gross Profit	239.6	266.9	290.6	322.3	357.4	400.9
SG&A	155.6	165.8	177.1	190.2	205.1	230.1
Other Operating Expenses	0.0	0.0	0.0	0.0	0.0	0.0

EBITDA	84.0	101.1	113.5	132.1	152.3	170.8
Existing Depreciation	16.1	17.7	19.9	22.4	25.5	28.6
Existing Amortization	5.7	5.7	5.7	5.7	5.7	5.7
Deal Amortization	0.0	0.0	0.0	0.0	0.0	0.0
Amortization of Deferred Financing Fees	0.0	0.0	0.0	0.0	0.0	0.0

EBIT	62.2	77.7	87.9	104.0	121.1	136.5
Interest Expense (net)	37.0	37.0	35.5	33.2	29.9	25.6
Minority Interest Expense	0.0	0.0	0.0	0.0	0.0	0.0
Other Non-Operating Expense	(0.5)	(0.6)	(0.6)	(0.7)	(0.8)	(0.9)

Pre-Tax Income	25.7	41.3	53.1	71.6	92.0	111.9
Provision for Taxes	11.4	18.4	23.6	31.8	40.9	49.8

Net Income	14.3	22.9	29.4	39.7	51.0	62.1
Preferred Dividends	0.0	0.0	0.0	0.0	0.0	0.0

Net Income to Common	14.3	22.9	29.4	39.7	51.0	62.1

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DETAILED LEVERAGED BUYOUT ANALYSIS

Pro Forma Balance Sheet
(Figures in millions)

	Estimated	Projected
	2000	2001	2002	2003	2004	2005
Assets
Cash and Cash Equivalents	$8.3	$8.3	$8.3	$8.3	$8.3	$8.3
Accounts Receivable	142.3	157.7	174.1	195.1	218.8	245.5
Inventory	35.4	39.1	43.5	49.1	55.5	62.2
Other Current Assets	11.6	12.8	14.1	15.8	17.8	19.9

Total Current Assets	197.6	218.0	240.0	268.3	300.3	335.9
Net Property, Plant & Equipment	58.7	59.0	57.1	52.7	45.2	34.6
Deal Goodwill	0.0	0.0	0.0	0.0	0.0	0.0
Existing Goodwill	74.6	68.9	63.2	57.5	51.8	46.1
Deferred Fees	0.0	0.0	0.0	0.0	0.0	0.0
Other Intangible Assets	0.0	0.0	0.0	0.0	0.0	0.0
Other Assets	13.3	13.3	13.3	13.3	13.3	13.3

Total Assets	$344.2	$359.2	$373.6	$391.8	$410.7	$429.9

Liabilities and Shareholders' Equity
Bank Revolver	0.0	0.0	0.0	0.0	0.0	0.0
Accounts Payable	36.2	40.0	44.5	50.1	56.6	63.5
Other Current Liabilities	33.0	36.5	40.3	45.2	50.7	56.8

Total Current Liabilities	69.1	76.5	84.8	95.3	107.3	120.4
Management Agreement	0.0	0.0	0.0	0.0	0.0	0.0
Deferred Tax	0.0	0.0	0.0	0.0	0.0	0.0
Term Loan A	$60.0	$60.0	$57.0	$51.0	$39.0	$24.0
Term Loan B	138.2	132.7	127.1	121.6	116.1	110.6
Bridge Loan / High Yield	190.0	180.2	165.5	145.0	118.3	82.9

Total Liabilities	457.3	449.4	434.4	412.9	380.7	337.8
Minority Interest	0.0	0.0	0.0	0.0	0.0	0.0
Existing Preferred Stock	0.0	0.0	0.0	0.0	0.0	0.0
Acquisition PIK Preferred	0.0	0.0	0.0	0.0	0.0	0.0
Common Equity	(113.1)	(90.2)	(60.8)	(21.0)	30.0	92.1

Total Liabilities and Equity	$344.2	$359.2	$373.6	$391.8	$410.7	$429.9

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DETAILED LEVERAGED BUYOUT ANALYSIS

Pro Forma Statement of Cash Flow
(Figures in Millions)

		Projected
		2001	2002	2003	2004	2005
Cash Flow from Operations
Net Income		$22.9	$29.4	$39.7	$51.0	$62.1
Existing Depreciation		17.7	19.9	22.4	25.5	28.6
Existing Goodwill Amortization		5.7	5.7	5.7	5.7	5.7
Existing Amortization of Other Intangibles		0.0	0.0	0.0	0.0	0.0
Deal Amortization		0.0	0.0	0.0	0.0	0.0
Amortization of Deferred Financing Fees		0.0	0.0	0.0	0.0	0.0
Deferred Taxes		0.0	0.0	0.0	0.0	0.0
Minority Interest		0.0	0.0	0.0	0.0	0.0
Change in Working Capital		(13.0)	(13.8)	(17.8)	(20.0)	(22.5)
Change in Other Assets		0.0	0.0	0.0	0.0	0.0
Change in Other Liabilities		0.0	0.0	0.0	0.0	0.0

Cash Provided / (Used) by Operating Activities		$33.3	$41.3	$50.1	$62.2	$73.9
Cash Flow From Investing Activities
Capital Expenditures		$(18.0)	$(18.0)	$(18.0)	$(18.0)	$(18.0)

Cash Provided / (Used) by Investing Activities		$(18.0)	$(18.0)	$(18.0)	$(18.0)	$(18.0)
As a % of Sales		2.6%	2.3%	2.1%	1.9%	1.7%
Cash Flow From Financing Activities
Change in Bank Revolver		0.0	3.0	0.0	0.0	0.0
Change in Term Loan A		0.0	(3.0)	(6.0)	(12.0)	(15.0)
Change in Term Loan B		(5.5)	(5.5)	(5.5)	(5.5)	(5.5)
Change in Bridge Loan / High Yield		(9.8)	(14.8)	(20.5)	(26.7)	(35.4)
Existing Preferred Stock		0.0	0.0	0.0	0.0	0.0
Plus: Non-cash Dividend		0.0	0.0	0.0	0.0	0.0
Less: Common Dividend Paid		0.0	0.0	0.0	0.0	0.0

Cash Provided / (Used) by Investing Activities		$(15.3)	$(23.3)	$(32.1)	$(44.2)	$(55.9)
Beginning Cash Balance		$8.3	$8.3	$8.3	$8.3	$8.3
Change in Cash		0.0	0.0	0.0	0.0	0.0

Ending Cash Balance	$8.3	$8.3	$8.3	$8.3	$8.3	$8.3

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DETAILED LEVERAGED BUYOUT ANALYSIS

Summary Credit Statistics
(Figures in millions, except per share and multiple data)

	Estimated	Projected
	2000 PF	2001	2002	2003	2004	2005
Income Statement Items
Revenue	$629.4	$697.5	$769.6	$862.6	$967.6	$1,085.4
EBITDA	84.0	101.1	113.5	132.1	152.3	170.8
EBITDA-Capex	59.0	83.1	95.5	114.1	134.3	152.8
EBIT	62.2	77.7	87.9	104.0	121.1	136.5
Cash Interest Expense	37.0	37.0	35.5	33.2	29.9	25.6
Total Fixed Charges (1)	37.0	37.0	35.5	33.2	29.9	25.6
Balance Sheet Items
Senior Debt	$198.2	$192.7	$184.1	$172.6	$155.1	$134.6
Total Debt	$388.2	$372.9	$349.6	$317.6	$273.4	$217.5
Acquisition PIK Prefereds	0.0	0.0	0.0	0.0	0.0	0.0
Total Debt, Preferred & MI	388.2	372.9	349.6	317.3	273.4	217.5
Net Debt	379.9	364.6	341.4	309.3	265.1	209.2
Equity	(113.1)	(90.2)	(60.8)	(21.0)	30.0	92.1

Total Capitalization	266.8	274.4	280.6	288.3	295.1	301.3
Total Senior Debt / EBITDA	2.4x	1.9x	1.6x	1.3x	1.0x	0.8x
Total Debt / EBITDA	4.6	3.7	3.1	2.4	1.8	1.3
Total Debt, Preferred & MI / EBITDA	4.6	3.7	3.1	2.4	1.8	1.3
Net Debt / Equity	NM	NM	NM	NM	883.6%	227.2%
Net Debt / Capitalization	NM	NM	NM	NM	89.8%	69.4%
Coverages
EBITDA / Cash Interest Expense	2.3x	2.7x	3.2x	4.0x	5.1x	6.7x
(EBITDA - Capex) / Cash Interest Expense	1.6	2.2	2.7	3.4	4.5	6.0
EBITDA / Fixed Charges (1)	2.3	2.7	3.2	4.0	5.1	6.7
(EBITDA - Capex) / Fixed Charges	1.6	2.2	2.7	3.4	4.5	6.0

(1)
Fixed charges defined as cash interest plus PIK preferred dividends.

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B  Weighted Average Cost of Capital Analysis

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WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS

Cost of Capital Analysis
(Figures in thousands)

Company Name	Equity Beta(1)	Market Value of Equity	Total Debt	Capitalization (Mkt. Val.)	Unlevered Asset Beta(2)
Minnesota	1.05	$276,129	$108,230	28.2%	0.85
Banta Corporation	0.57	$671,580	$161,267	19.4%	0.50
Big Flower Press Holdings, Inc.	1.27	$644,187	$986,397	60.5%	0.66
Bowne & Co., Inc.	1.28	$502,499	$103,062	17.0%	1.14
Donnelley (R.R.) & Sons Co.	0.83	$4,531,686	$1,225,428	21.3%	0.71
Quebecor Printing Inc.	0.38	$2,803,113	$1,242,261	30.7%	0.30
World Color Press, Inc.	1.17	$1,382,545	$1,219,974	46.9%	0.76
Average				32.6%	0.68

Cost of Equity

Minn. Unlevered Asset Beta(2)	1.15
Minn. Debt/Cap.(3)	28.2%
Minn. Debt/Equity	0.39	x
Marginal Tax Rate	40.0%
Equity Beta(4)	1.42
Risk Free Rate(5)	5.75%
Market Risk Premium(6)	10.50%
Cost of Equity(7)(8)	20.70%

Weighted Average Cost of Capital

	Pre-Tax Cost		After-Tax Cost	% Capital	Weighted Cost
Debt	7.23	%(3)	4.34%	28.16%	1.22%
Equity	20.70%		20.70%	71.84%	14.87%
Weighted Average Cost of Capital					16.09%

(1)
Source: Bloomberg
(2)
Unlevered Beta = [Equity Beta × Equity] / [Equity + Debt × (1 - Marginal Tax Rate)]
(3)
Debt as of May 31, 1999.
(4)
Equity Beta = Asset Beta * (1 + (1 - Marginal Tax Rate) ' (Debt / Equity))
(5)
Yield on 30-year Treasury Bonds at July 13, 1999.
(6)
Source: SBBI 1998 Yearbook, "Stocks, Bonds, Bills and Inflation" from Ibbotson Associates. Assumes small capitalization equity risk premium.
(7)
Cost of Equity = Risk Free Rate + (Unlevered Beta × Market Risk Premium)
(8)
Assumes (i) 30% of Minnesota's cash flow is from unproven business units, such as document management and managed communications, which were ascribed a private equity return and (ii) 70% of Minnesota's cash flow is from mature business units including financial print & mutual funds, which were ascribed a lower cost of equity.
(9)
Minnesota's weighted average interest rate on debt outstanding at January 31, 1999.

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